UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 140
Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Equipment Financing Facility

On May 30, 2014, TechPrecision Corporation (the “Company”), through its wholly owned subsidiary, Ranor, Inc. (“Ranor”), entered into a Loan and Security Agreement (the “LSA”) with Utica Leasco, LLC (“Utica”).  Pursuant to the LSA, Utica agreed to loan $4.15 million to Ranor under a Credit Loan Note (the “Note”), which is collateralized by a first secured interest in certain machinery and equipment at Ranor.  Payments under the LSA and Note are due in monthly installments with an interest rate on the unpaid principal balance of the Note equal to 7.5% plus the greater of 3.3% and the six-month LIBOR interest rate, as described in the Note.  Ranor’s obligations under the LSA and Note are guaranteed by the Company.

Pursuant to the LSA, Ranor is subject to certain restrictive covenants which, among other things, restrict Ranor’s ability to (1) declare or pay any dividend or other distribution on its equity, purchase or retire any of its equity, or alter its capital structure; (2) make any loan or guaranty or assume any obligation or liability; (3) default in payment of any debt in excess of $5,000 to any person; (4) sell any of the collateral outside the normal course of business or (5) enter into any transaction that would materially or adversely affect the collateral or Ranor’s ability to repay the obligations under the LSA and Note.  The restrictions of these covenants are subject to certain exceptions specified in the LSA and in some cases may be waived by written consent of Utica.  Any failure to comply with the restrictive covenants outlined in the LSA without waiver by Utica or certain other provisions in the LSA is an event of default, pursuant to which Utica may accelerate the repayment of the loan.

In connection with the execution of the LSA, the Company paid approximately $0.24 million in fees and associated costs and utilized approximately $2.65 million to pay off debt obligations owed to the Bank under the Loan Agreement described below.  Additionally, the Company retained approximately $1.27 million for general corporate purposes.

The descriptions of the LSA and Note are qualified in their entirety by reference to the full text of the Loan Agreement and Note, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Forbearance and Modification Agreement

As the Company previously disclosed in Current Reports on Form 8-K dated January 23 and April 1, 2014, the Company and Ranor, were parties to a Forbearance and Modification Agreement with Santander Bank, N.A. (formerly Sovereign Bank) (the “Bank”) dated January 16, 2014 in connection with the Loan and Security Agreement, dated as of February 24, 2006, between Ranor and Sovereign Bank, as supplemented and amended (the “Loan Agreement”). Under the forbearance and modification agreement, the Bank agreed to forbear from exercising certain of its rights and remedies arising as a result of the Company’s non-compliance with certain financial covenants under the Loan Agreement until March 31, 2014.  On March 31, 2014, the forbearance and modification agreement terminated pursuant to its terms.

On May 30, 2014, the Company and the Bank entered into a new forbearance and modification agreement with the Bank (the “Forbearance Agreement”).  Under the Forbearance Agreement, the Bank has agreed to forbear from exercising certain of its rights and remedies arising as a result of the Company’s non-compliance with certain financial covenants under the Loan Agreement commencing retroactively on April 1, 2014 and extending until no later than June 30, 2014 (the “Forbearance Period”).

The Loan Agreement consists of a secured term loan of $4.0 million, a revolving line of credit of $2.0 million and a capital expenditure line of credit facility of $3.0 million.  Additionally, the Bank extended to the Company a loan facility in the amount of up to $1.9 million for the purpose of acquiring a gantry mill machine.  In connection with the $6.2 million tax exempt bond financing with the Massachusetts Development Finance Authority (the “MDFA”) in 2010, the MDFA sold to the Bank MDFA Revenue Bonds, Ranor Issue, Series 2010A in the original aggregate principal amount of $4.25 million (the “Series A Bonds”) and MDFA Revenue Bonds, Ranor Issue, Series 2010B in the original aggregate principal amount of $1.95 million (the “Series B Bonds”), the proceeds of which were loaned to the Company under the terms of a Mortgage Loan and Security Agreement, dated as of December 1, 2010, by and among the Company, MDFA and the Bank (as bond owner and Disbursing Agent).

As disclosed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2013, September 30, 2013 and December 31, 2013, the Company was not in compliance with certain financial covenants under the Loan Agreement, specifically the fixed charges and interest coverage covenants, and the Bank had not waived such non-compliance.

In consideration for the granting of the Forbearance Agreement, the Company agreed to: (1) pay a forbearance fee of $30,000, half of which will be waived if all obligations under the Loan Agreement are satisfied by June 15, 2014; (2) pay an increased interest rate on the Series A Bonds and Series B Bonds commencing on June 1, 2014 to 65% of the sum of one month Libor plus 5.75% and a further increase to 65% of the sum of one month Libor plus 15% after the end of the Forbearance Period; (3) pay the full amount of the outstanding indebtedness under the Loan Agreement at the end of the Forbearance Period; and (4) pay any and all costs and expenses of the Bank in connection with the Forbearance Agreement and any and all costs and expenses incurred in connection with the credit extended by the Bank or the preservation or enforcement of any rights of the Bank under the Forbearance Agreement or the Loan Agreement.

During the Forbearance Period, the Obligors agree to comply with all the terms, covenants and provisions in the Loan Agreement and related documents.  The Forbearance Agreement amends the Loan Agreement to, among other things, prohibit the Company’s Leverage Ratio  (as such term is defined in the Loan Agreement) to be greater than 1.75 to 1.0.  In addition, the Bank agreed to subordinate its security interest in the Company’s machinery and equipment and the related patent and licensing agreement to the security interest granted to Utica, conditioned upon the Company satisfying certain conditions including the repayment of $2.65 million under the Loan Agreement.

Upon the completion of transactions contemplated under the LSA and Note, described above, on May 30, 2014, the Company immediately repaid the Bank the $2.65 million due to it under the Loan Agreement and remained obligated to the Bank for approximately $1.75 million under the Series A Bonds.  The Company continues to pursue potential alternative financing sources to secure a new financing arrangement to, among other things, repay all amounts that remain outstanding under the Series A Bonds.

The description of the Forbearance Agreement contained in this Item 1.01 to the Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information presented above under Item 1.01, “Equipment Financing Facility” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Loan and Security Agreement, dated as May 30, 2014, by and between Utica Leaseco, LLC and Ranor, Inc.

10.2	Credit Loan Note in the name of Utica Leaseco, LLC, dated May 30, 2014.

10.3	Forbearance and Modification Agreement, dated May 30, 2014, by and among TechPrecision Corporation, Ranor, Inc. and Santander Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014	By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Loan and Security Agreement, dated as May 30, 2014, by and between Utica Leaseco, LLC and Ranor, Inc.

10.2	Credit Loan Note in the name of Utica Leaseco, LLC, dated May 30, 2014.

10.3	Forbearance and Modification Agreement, dated May 30, 2014, by and among TechPrecision Corporation, Ranor, Inc. and Santander Bank, N.A.